                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                               EQUITY ONE, INC.



                                      AND



                         UNITED INVESTORS REALTY TRUST



                           Dated as of May 31, 2001

                                  TABLE OF CONTENTS

                                                                                                                Page
Article 1 The Merger............................................................................................  1
--------------------

   Section 1.1    The Merger....................................................................................  1
   -----------    ----------
   Section 1.2    Consummation of the Merger....................................................................  2
   -----------    --------------------------
   Section 1.3    Effects of the Merger.........................................................................  2
   -----------    ---------------------
   Section 1.4    Charter and Bylaws............................................................................  2
   -----------    ------------------
   Section 1.5    Directors and Officers........................................................................  2
   -----------    ----------------------

Article 2 Effects of the Merger.................................................................................  2
-------------------------------

   Section 2.1    Conversion of Shares..........................................................................  2
   -----------    --------------------
   Section 2.2    Elections.....................................................................................  3
   -----------    ---------
   Section 2.3    Proration.....................................................................................  4
   -----------    ---------
   Section 2.4    Special Meetings..............................................................................  5
   -----------    ----------------
   Section 2.5    Exchange of Certificates......................................................................  6
   -----------    ------------------------
   Section 2.6    Rights Under Share Plans......................................................................  8
   -----------    ------------------------

Article 3 Representations and Warranties of the Company.........................................................  8
-------------------------------------------------------

   Section 3.1    Organization, Standing and Power of the Company...............................................  8
   -----------    ------------------------------------------------
   Section 3.2    Company Subsidiaries..........................................................................  9
   -----------    --------------------
   Section 3.3    Capital Structure.............................................................................  9
   -----------    -----------------
   Section 3.4    Authority for this Agreement.................................................................. 10
   -----------    ----------------------------
   Section 3.5    Absence of Certain Changes.................................................................... 11
   -----------    --------------------------
   Section 3.6    Reports....................................................................................... 11
   -----------    -------
   Section 3.7    Information Supplied.......................................................................... 12
   -----------    --------------------
   Section 3.8    Consents and Approvals; No Violation.......................................................... 12
   -----------    ------------------------------------
   Section 3.9    Brokers....................................................................................... 13
   -----------    -------
   Section 3.10   Properties.................................................................................... 13
   ------------   ----------
   Section 3.11   Litigation, Etc............................................................................... 14
   ------------   ----------------
   Section 3.12   Tax Matters................................................................................... 15
   ------------   -----------
   Section 3.13   Compliance with Law........................................................................... 16
   ------------   -------------------
   Section 3.14   Environmental Compliance...................................................................... 17
   ------------   ------------------------
   Section 3.15   Insurance..................................................................................... 17
   ------------   ---------
   Section 3.16   Opinion of Financial Advisor.................................................................. 17
   ------------   ----------------------------
   Section 3.17   Contracts..................................................................................... 18
   ------------   ---------
   Section 3.18   Intangible Property........................................................................... 18
   ------------   -------------------
   Section 3.19   Employment Matters; ERISA..................................................................... 19
   ------------   -------------------------
   Section 3.20   Amendment to Rights Agreement; State Takeover Laws............................................ 20
   ------------   --------------------------------------------------
   Section 3.21   Termination of Share Plans.................................................................... 20
   ------------   --------------------------
   Section 3.22   Investment Company Act of 1940................................................................ 20
   ------------   ------------------------------
   Section 3.23   Affiliate Transactions........................................................................ 20
   ------------   ----------------------

Article 4 Representations and Warranties of Equity One.......................................................... 20
------------------------------------------------------

   Section 4.1    Organization and Qualification................................................................ 21
   -----------    ------------------------------
   Section 4.2    Capital Structure............................................................................. 21
   -----------    -----------------

   Section 4.3   Authority Relative to this Agreement........................................................ 21
   -----------   ------------------------------------
   Section 4.4   Absence of Certain Changes.................................................................. 22
   -----------   --------------------------
   Section 4.5   Reports..................................................................................... 22
   -----------   -------
   Section 4.6   Consents and Approvals; No Violation........................................................ 22
   -----------   ------------------------------------
   Section 4.7   Financing................................................................................... 24
   -----------   ---------
   Section 4.8   Brokers..................................................................................... 24
   -----------   -------
   Section 4.9   Litigation, etc............................................................................. 24
   -----------   ---------------
   Section 4.10  Information Supplied........................................................................ 24
   ------------  --------------------
   Section 4.11  Stockholder Approval........................................................................ 24
   ------------  --------------------
   Section 4.12  Opinion of Financial Advisor................................................................ 25
   ------------  ----------------------------

Article 5 Covenants.......................................................................................... 25
-------------------

   Section 5.1   Conduct of Business of the Company.......................................................... 25
   -----------   ----------------------------------
   Section 5.2   No Solicitation............................................................................. 26
   -----------   ---------------
   Section 5.3   Access to Information....................................................................... 27
   -----------   ---------------------
   Section 5.4   Reasonable Efforts; Filings................................................................. 27
   -----------   ---------------------------
   Section 5.5   Indemnification and Insurance............................................................... 28
   -----------   -----------------------------
   Section 5.6   Joint Proxy Statement and Registration Statement............................................ 29
   -----------   ------------------------------------------------
   Section 5.7   Notification of Certain Matters............................................................. 29
   -----------   -------------------------------
   Section 5.8   Rights Agreement Amendment.................................................................. 29
   -----------   --------------------------
   Section 5.9   Settlement of Shareholder Litigation........................................................ 30
   -----------   ------------------------------------
   Section 5.10  Termination of Advisory Agreement........................................................... 30
   ------------  ---------------------------------
   Section 5.11  Stock Exchange Listing...................................................................... 30
   ------------  ----------------------
   Section 5.12  Consent of Centrefund....................................................................... 30
   ------------  ---------------------
   Section 5.13  Contribution of Properties to Subsidiary.................................................... 30
   ------------  -----------------------------------------

Article 6 Conditions to Consummation of the Merger........................................................... 30
--------------------------------------------------

   Section 6.1   Conditions to Each Party's Obligation to Effect the Merger.................................. 31
   -----------   ----------------------------------------------------------
   Section 6.2   Additional Condition to the Company's Obligation to Effect the Merger....................... 31
   -----------   ---------------------------------------------------------------------
   Section 6.3   Additional Conditions to Equity One's Obligations to Effect the Merger...................... 32
   -----------   ----------------------------------------------------------------------

Article 7 Termination; Amendment; Waiver..................................................................... 33
----------------------------------------

   Section 7.1   Termination; Amendment; Waiver.............................................................. 33
   -----------   ------------------------------
   Section 7.2   Effect of Termination....................................................................... 35
   -----------   ---------------------
   Section 7.3   Termination Fee............................................................................. 35
   -----------   ---------------
   Section 7.4   Amendment................................................................................... 36
   -----------   ---------
   Section 7.5   Extension; Waiver........................................................................... 36
   -----------   -----------------

Article 8 Miscellaneous...................................................................................... 36
-----------------------

   Section 8.1   Survival of Representations and Warranties.................................................. 36
   -----------   ------------------------------------------
   Section 8.2   Entire Agreement; Assignment................................................................ 36
   -----------   ----------------------------
   Section 8.3   Enforcement of the Agreement; Jurisdiction.................................................. 37
   -----------   ------------------------------------------
   Section 8.4   Validity.................................................................................... 37
   -----------   --------
   Section 8.5   Notices..................................................................................... 37
   -----------   -------
   Section 8.6   Governing Law............................................................................... 38
   -----------   -------------
   Section 8.7   Descriptive Headings........................................................................ 38
   -----------   --------------------
   Section 8.8   Parties in Interest......................................................................... 38
   -----------   -------------------
   Section 8.9   Counterparts................................................................................ 38
   -----------   ------------

   Section 8.10   Fees and Expenses.......................................................................... 38
   ------------   -----------------
   Section 8.11   Certain Definitions........................................................................ 38
   ------------   -------------------
   Section 8.12   Disclosure Letter.......................................................................... 40
   ------------   -----------------
   Section 8.13   Press Releases............................................................................. 40
   ------------   --------------


Sections to Disclosure Letter
-----------------------------

Company Subsidiaries                        -        Section 3.2
Capital Structure (Company)                 -        Section 3.3
Absence of Certain Changes (Company)        -        Section 3.5
Consents and Approvals (Company)            -        Section 3.8
Company Properties                          -        Section 3.10
Litigation (Company)                        -        Section 3.11
Tax Matters (Company)                       -        Section 3.12
Compliance With Law                         -        Section 3.13
Environmental Compliance                    -        Section 3.14
Insurance                                   -        Section 3.15
Material Contracts                          -        Section 3.17
Employment Matters; ERISA                   -        Section 3.19
Affiliate Transactions                      -        Section 3.23
Conduct of Business of the Company          -        Section 5.1
Properties to be Contributed                -        Section 5.13

                         Agreement and Plan of Merger

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 31, 2001, between Equity One, Inc., a Maryland corporation ("Equity One"), and United Investors Realty Trust, a Texas real estate investment trust (the "Company").

                                    RECITALS

     WHEREAS, the Board of Directors of Equity One and the Board of Trust Managers of the Company have determined that it is in the best interests of their respective stockholders or shareholders for Equity One to acquire the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Trust Managers of the Company has adopted resolutions approving the acquisition of the Company by Equity One, this Agreement and the transactions contemplated hereby, and has agreed to recommend that the Company's shareholders approve this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board of Directors of Equity One has adopted resolutions approving the acquisition of the Company by Equity One, this Agreement and the transactions contemplated hereby, and has agreed to recommend that Equity One's shareholders approve this Agreement and the transactions contemplated hereby;

     WHEREAS, Equity One and the Company have agreed (subject to the terms and conditions of this Agreement) as soon as practicable to effect the Merger of the Company with and into Equity One pursuant to Sections 23.10, 23.30, 23.40 and
23.50 of the Texas Real Estate Investment Trust Act (the "REIT Act") and Section 3-114 of the Maryland General Corporation Law (the "MGCL"), as more fully described herein; and

     WHEREAS, Equity One and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   Article 1
                                  The Merger

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the REIT Act and the MGCL, the Company shall be merged with and into Equity One (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article 6 hereof. Equity One shall be the surviving entity in the Merger (the "Surviving Entity") under the name Equity One, Inc. and shall continue its existence under the laws of Maryland. The separate legal existence of the Company shall cease. The parties hereto may by mutual agreement at any time change the method of effecting the combination between Equity One and the Company (including the provisions of this Article 1) if and to the extent the parties deem such change to be desirable; provided, however, that no such change shall (A) alter or change the amount or kind of Merger

Consideration (as defined in Section 2.1(a)) as provided for in this Agreement or (B) materially impede or delay consummation of the transactions contemplated by this Agreement.

     Section 1.2 Consummation of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the County Clerk's Office in Harris County, Texas duly executed Articles of Merger as required by the REIT Act and by filing Articles of Merger with State Department of Assessments and Taxation of Maryland as required by the MGCL, and shall take all such other and further actions as may be required by law to make the Merger effective as promptly as practicable. Prior to the filing referred to in this Section, a closing (the "Closing") for the purpose of confirming all the foregoing will be held at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131 (or such other place as the parties may agree) on a date (the "Closing Date") as soon as practicable, but in no event more than three (3) business days, after the last of the conditions set forth in Article 6 shall have been satisfied or waived in accordance with the terms of this Agreement (provided, however, the Closing Date shall not occur prior to September 16, 2001 without the consent of Equity One). The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

     Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the REIT Act and the MGCL and set forth herein.

     Section 1.4 Charter and Bylaws. The charter and the bylaws of Equity One immediately prior to the Effective Time shall be the charter and bylaws of the Surviving Entity.

     Section 1.5 Directors and Officers. The directors and officers of Equity One immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Entity until their respective successors are duly elected and qualified.

                                   Article 2
                             Effects of the Merger

     Section 2.1  Conversion of Shares.

          (a) Each common share of beneficial interest in the Company, no par value (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than Shares owned by Equity One or any subsidiary of Equity One or held in the treasury of the Company, all of which shall be canceled and cease to exist, without consideration being payable therefor) shall, by virtue of the Merger, be converted at the Effective Time into the following (the "Merger Consideration"), upon the surrender of the certificate representing such Shares as provided in Section 2.6 and in each case subject to
Section 2.3 hereof:

          (i) for each Share with respect to which an election to receive shares of common stock in Equity One, par value $0.01 per share ("Equity One Shares"), has been effectively made and not revoked pursuant to Sections 2.2(c), (d) and (e) ("Electing Shares"), the right to receive a number of fully paid and nonassessable Equity One Shares equal to the quotient of $7.30 divided by the Reference Price (the "Price Ratio"); for the purposes hereof, the "Reference Price" shall mean the weighted average trading price per share of Equity One Shares as quoted on the New York Stock Exchange for all transactions during the 20 trading days ending on (and inclusive of) the business day immediately prior to the Closing; provided, however, that the Reference Price shall not be less than $11.30 per share, subject to Section 2.1(a)(ii), or greater than $12.50 per share; and


          (ii) if, in accordance with the terms of Section 7.1(i), the Company has elected to terminate this Agreement and Equity One has made a timely election to proceed to Closing, then each holder of an Electing Share will have the right to receive the number of Equity One Shares determined in accordance with Section 2.1(a)(i), plus an additional amount
                                                      ----
     (the "Make Whole Amount") equal to (A) $7.30 minus (B) the product of (1)
                                                  -----
     the Reference Price, multiplied by (2) the Price Ratio calculated by using
                          -------------
     a Reference Price equal to $11.30; provided, however, that Equity One may elect, in its sole discretion, to pay the Make Whole Amount in cash or additional Equity One Shares, or a combination thereof, as follows: (x) an amount of cash per Share, if any, determined by Equity One, and (y) a number of Equity One Shares equal to the quotient of (1) the Make Whole Amount less the amount of cash, if any, paid pursuant to the preceding clause (x), divided by (2) the Reference Price; provided, further, that
                 ----------
     Equity One may not elect to pay an amount of cash pursuant to this Section 2(a)(ii) that would otherwise cause Equity One Shares issued as merger consideration to become taxable to the recipient thereof; and

          (iii) for each such Share (other than an Electing Share), the right to receive in cash from the Surviving Entity following the Merger an amount equal to $7.30 (the "Cash Election Price").


          (b) As of the Effective Time, all Shares issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such Shares shall, to the extent such certificate represents such Shares, cease to have any rights with respect thereto, except the right to receive Merger Consideration, including any cash in lieu of fractional Equity One Shares to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.6.

     Section 2.2  Elections.

          (a) Each person who, on or prior to the Election Date referred to in paragraph (c) below, is a record holder of Shares will be entitled, with respect to all or any portion of his Shares, to make an unconditional election (an "Equity One Share Election") on or prior to such Election Date to receive Equity One Shares (subject to Section 2.3) on the basis set forth herein.

          (b)     Prior to the mailing of the Proxy Statement referenced in
Section 5.6 hereof, Equity One shall appoint a bank or trust company acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration.

          (c) The Company shall prepare and mail a form of election, which form shall be subject to the reasonable approval of Equity One (the "Form of Election"), with the Proxy Statement to the record holders of Shares as of the record date for the Special Meeting of the

Company's shareholders (as defined below), which Form of Election shall be used by each record holder of Shares who wishes to make an Equity One Share Election for any or all Shares held, subject to the provisions of Section 2.3 hereof, by such holder. The Company will use commercially reasonable efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Shares during the period between such record date and the Election Date referred to below. Any such holder's Equity One Share Election shall have been properly made only if the Paying Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "Election Date") next preceding the day on which the vote on the Shareholder Approval is taken at the Special Meeting of the Company's shareholders a Form of Election properly completed and signed and accompanied by certificates for the Shares to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Paying Agent within three New York Stock Exchange trading days after the date of execution of such guarantee of delivery).


          (d) Any Form of Election may be revoked by the shareholder submitting it to the Paying Agent only by written notice received by the Paying Agent (i) prior to 5:00 p.m. New York City time on the Election Date or (ii) after the date of the Special Meeting of the Company's shareholders, if (and to the extent that) the Paying Agent is legally required to permit revocations and the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Paying Agent is notified in writing by Equity One and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Shares to which such Form of Election relates shall be promptly returned to the shareholder submitting the same to the Paying Agent.

          (e) The determination of the Paying Agent shall be binding whether or not Equity One Share Elections have been properly made or revoked pursuant to this Section 2.2 with respect to Shares and when elections and revocations were received by it. If the Paying Agent determines that any Equity One Share Election was not properly made with respect to Shares, such Shares shall be treated by the Paying Agent as Shares which were not Electing Shares at the Effective Time, and such Shares shall be exchanged in the Merger for cash pursuant to Section 2.1(a)(iii). The Paying Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.3, and any such computation shall be conclusive and binding on the holders of Shares. The Paying Agent may, with the mutual agreement of Equity One and the Company, make such rules as are consistent with this Section 2.2 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

     Section 2.3  Proration.

          (a) Notwithstanding anything in this Agreement to the contrary, the aggregate number of Shares to be converted into the right to receive Equity One Shares as a result of the Merger shall be equal to 50% of the Shares outstanding immediately prior to the Effective Time (the "Non-Cash Share Number").

          (b) If the number of Electing Shares exceeds the Non-Cash Share Number, then each Electing Share shall be converted into the right to receive Equity One Shares or receive cash in accordance with the terms of Section 2.1(a) in the following manner:


          (i) A proration factor (the "Non-Cash Proration Factor") shall be determined by dividing the Non-Cash Share Number by the total number of Electing Shares.

          (ii) Subject to Section 2.5(e), the number of Electing Shares covered by each Equity One Share Election to be entitled to receive Equity One Shares as a result of the Merger (on a consistent basis among shareholders who made the election referred to in Section 2.1(a)(i) pro rata to the number of Shares as to which they made such elections) shall be equal to the product of the Non-Cash Proration Factor multiplied by the total number of Electing Shares covered by such Equity One Share Election.

          (iii) Subject to Section 2.5(e), each Electing Share other than those shares to be entitled to receive Equity One Shares as a result of the Merger in accordance with Section 2.3(b)(ii) shall be converted into the right to receive the Cash Election Price (on a consistent basis among shareholders who made the election referred to in Section 2.1(a)(i), pro rata to the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with the terms of
     Section 2.1(a)(iii).

          (iv) Notwithstanding anything herein to the contrary, if the number of Electing Shares exceeds the Non-Cash Share Number, then Equity One reserves the right, in its sole discretion, to increase the Non-Cash Share Number.

          (c) If the number of Electing Shares is less than the Non-Cash Share Number, then:

          (i) All Electing Shares shall be entitled to receive Equity One Shares as a result of the Merger in accordance with the terms of Section 2.1(a)(i) and 2.1(a)(ii).

          (ii) Subject to Section 2.5(e), additional Shares other than Electing Shares shall be converted into a right to receive Equity One Shares as a result of the Merger (on a consistent basis among shareholders who held Shares as to which they did not make the election referred to in
     Section 2.1(a)(i) pro rata to the number of such Shares as to which no such election had been made) in accordance with the terms of Section 2.1(a) in the following manner: the number of Shares in addition to Electing Shares to be converted into a right to receive Equity One Shares (the "Non-Electing Shares") (on a basis consistent among shareholders who held Shares as to which they did not make the election referred to in Section 2.1(a)(i) pro rata to the number of such Shares as to which no such election had been made) shall be equal to the excess of the Non-Cash Share Number over the number of Electing Shares.

          (iii) Each other Share shall be converted into the right to receive the Cash Election Price.

     Section 2.4 Special Meetings. The Company, acting through its Board of Trust Managers, and Equity One, acting through its Board of Directors, shall, to the extent required by applicable law to approve the Merger, duly call, give notice of, convene and hold a special meeting (the "Special Meetings") of its shareholders or stockholders, as applicable, as soon as practicable for the purpose of approving and adopting this Agreement and the plan of merger (within the meaning of the REIT Act) set forth in this Agreement and approving the Merger ("Shareholder Approval"), and, subject to the fiduciary duties of the Company's Board of Trust Managers and Equity One's Board of Directors under applicable law as advised by legal counsel, include in the Proxy Statement the recommendation of such boards that the shareholders of the Company and the stockholders of Equity One, as the case may be, vote in favor of the adoption of this Agreement and the plan of merger set forth in this Agreement and approval of the Merger. Equity One and the Company agree to use their reasonable efforts to cause the Special Meetings to occur within forty-five (45) days after the Company and Equity One have responded to all comments from the Securities and Exchange Commission ("SEC") with respect to the Proxy Statement. Equity One agrees that, at the Special Meeting of the Company's shareholders, all of the Shares now owned or hereafter acquired by Equity One or any of its affiliates will be voted in favor of Shareholder Approval.

     Section 2.5  Exchange of Certificates.

          (a) Immediately prior to the Effective Time, Equity One shall deposit funds in trust with the Paying Agent in an aggregate amount equal to the cash portion of the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments of the cash portion of the Merger Consideration provided for in this Agreement pursuant to the Merger out of the Payment Fund. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement.

          (b) As of or promptly after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate or certificates representing the number of full Equity One Shares, if any, that such holder is entitled to receive pursuant to this Agreement and the amount of cash, if any, into which the number of Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares, and if such certificates are presented to the Surviving Entity for transfer, they shall be canceled against delivery of cash and, if appropriate, certificates for Equity One Shares. If any certificate for Equity One Shares is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Entity or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Equity One Shares in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Entity or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this

Section 2.5(b), each certificate for Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1.

          (c) No dividends or other distributions with respect to Equity One Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Shares with respect to Equity One Shares that the holder thereof is entitled to receive and no cash payment in lieu of fractional Equity One Shares shall be paid to any such holder pursuant to
Section 2.5(e) until the surrender of such certificate in accordance with this
Article 2. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole Equity One Shares issued in connection therewith, without interest (i) at the time of such surrender, the amount of any cash payable in lieu of a fraction of an Equity One Share to which such holder is entitled pursuant to Section 2.5(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such Equity One Shares, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Equity One Shares.

          (d) All cash paid and Equity One Shares issued upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.5(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates.

          (e) Notwithstanding any other provision of this Agreement, each holder of Shares who would otherwise have been entitled to receive a fraction of an Equity One Share in exchange for Shares in the Merger (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by the Reference Price.

          (f) Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares for one year after the Effective Time shall be delivered to the Surviving Entity and any holders of Shares prior to the Merger who have not theretofore complied with this Article 2 shall thereafter look to the Surviving Entity (subject to the abandoned property, escheat or other similar laws) for payment of their claim for the Merger Consideration per Share, without any interest thereon.

          (g) Equity One may cause the Paying Agent to invest the cash included in the Payment Fund in short-term obligations of, or fully guaranteed by, the United States of America, investment grade commercial paper or other similar investments, but in any event Equity One shall ensure that the terms and conditions of any such investment shall be such as to permit the Paying Agent to make prompt payments of the Merger Consideration as contemplated by this Agreement. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Equity One shall promptly replace or restore the portion of the Payment Fund lost through investments or other events, so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

          (h) The Surviving Entity shall pay all charges and expenses of the Paying Agent.

     Section 2.6 Rights Under Share Plans. At the Effective Time, each holder of a then outstanding option (including share purchase rights and options granted to trust managers) to purchase Shares, including under any employee benefit plan or share plan (the "Share Plans"), each holder of any other right to receive Shares subject to vesting, settlement or other conditions (whether or not conditioned upon the payment of consideration by such holder), and each holder of any securities convertible into or exercisable for Shares, whether or not such options, rights or securities are then vested or exercisable, or such elections have been fulfilled or honored or such restrictions have lapsed or terminated (the "Rights"), shall, in settlement thereof, receive for each Share subject to any such Right an amount in cash equal to the excess of the Merger Consideration over the per Share exercise or purchase price of such Right, if any, to the extent such difference is a positive number (such amount being hereinafter referred to as the "Right Consideration"); provided, however, that with respect to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent that the payment or the right to receive payment with respect to the Rights (or the Shares relating thereto) would cause such person to have any liability under Section 16 of the Exchange Act, the Board of Trust Managers shall take such actions as may be necessary to exempt such transactions from Section 16(b) pursuant to Rule 16b-3 under the Exchange Act. The Surviving Entity shall cause the Right Consideration to be paid within 5 business days after the Effective Time. Upon receipt of the Right Consideration, the Right shall be canceled. The surrender of a Right to the Company in exchange for the Right Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Right. Prior to the Effective Time, the Company shall use all reasonable efforts to obtain all necessary consents or releases from holders of Rights under the Share Plans or otherwise and take all such other action requested by Equity One, consistent with applicable law and the terms of the Share Plans and the Rights as may be necessary to give effect to the transactions contemplated by this
Section 2.6. The foregoing shall not limit or affect any provision of a Share Plan that would accelerate the vesting of any Right or prevent the acceleration, settlement, or exercise of any Right that would otherwise be required or permitted pursuant to the terms of a Share Plan (whether by reason of the consummation of the Merger or otherwise). Prior to the Effective Time, the Company shall take all action necessary to terminate the Share Plans, which termination shall be effective prior to or at the Effective Time.

                                   Article 3
                        Representations and Warranties
                                of the Company

     The Company represents and warrants to Equity One as follows:

     Section 3.1 Organization, Standing and Power of the Company. The Company is a real estate investment trust duly organized and validly existing under the laws of Texas and has the requisite power and authority to carry on its business as now being conducted.

The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 8.11). The Company has previously delivered to Equity One complete and correct copies of its First Amended and Restated Declaration of Trust (the "Declaration") and Bylaws.

          Section 3.2 Company Subsidiaries. Section 3.2 of the disclosure letter, dated the date hereof, delivered by the Company to Equity One prior to the execution of this Agreement setting forth certain matters referred to in this Agreement (the "Disclosure Letter"), sets forth each subsidiary of the Company and the ownership interest therein of the Company. Except as set forth in Section 3.2 of the Disclosure Letter, (A) all the outstanding shares of capital stock of each subsidiary of the Company that is a corporation have been validly issued and are fully paid and nonassessable, are owned by the Company or by another subsidiary of the Company free and clear of all liens, claims, encumbrances and limitations on voting rights and (B) all equity interests in each subsidiary of the Company that is a partnership, joint venture, limited liability company or trust are owned by the Company, by another subsidiary of the Company, or by the Company and another subsidiary of the Company, or by two or more subsidiaries of the Company free and clear of all liens, claims, encumbrances and limitations on voting rights. Except for the capital stock of or other equity or ownership interests in the subsidiaries of the Company (the "Subsidiary Securities"), and except as set forth in Section 3.2 of the Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other equity or ownership interest in any other entity. Each subsidiary of the Company that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each subsidiary of the Company that is a partnership, joint venture, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. Copies of the Articles of Incorporation, Bylaws, organization documents and partnership and joint venture agreements of each subsidiary of the Company have been previously delivered to Equity One.

     Section 3.3 Capital Structure. The authorized share capital of the Company consists of 500,000,000 Shares and 50,000,000 preferred shares of which 20,000 have par value of $100.00 per share and 49,980,000 have no par value (the "Preferred Shares"), of which 5,000,000 shares of Preferred Stock having no par value have been designated as Class A Participating Preferred Shares (the "Junior Preferred Shares"). As of the close of business on April 30, 2001 (the "Capitalization Date"): 8,650,602 Shares were issued and outstanding; no shares of Preferred Stock were issued and outstanding; 874,687 Shares were held in the Company's treasury; and there were outstanding Rights with respect to 492,375 Shares as set forth in Section 3.3 of the Disclosure Letter; and there were outstanding rights (the "Rights Agreement Rights") under the Rights Agreement dated January 25, 2001 between the Company and Fleet National Bank, as rights agent (the "Rights Agreement"). Since the Capitalization Date, except as set forth in Section 3.3 of the Disclosure Letter or in the SEC Reports (as defined in Section 3.6), the Company (i) has not issued any Shares other than upon the exercise or vesting of Rights outstanding on such date, (ii) has not granted any options or rights to purchase or acquire Shares (under the Company's Share Plans or otherwise) and (iii) has not split, combined or reclassified any of its shares of beneficial interest. All of the outstanding Shares have been, and all Shares that may be issued pursuant to Rights will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this Section 3.3 or in Section
3.3 of the Disclosure Letter or in the SEC Reports, there are outstanding (i) no shares of beneficial interest or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of beneficial interest or voting securities of the Company and (iii) no options, warrants, rights or other agreements or commitments to acquire from the Company, and no obligation of the Company to issue, any shares of beneficial interest, voting securities or securities convertible into or exchangeable for shares of beneficial interest or voting securities of the Company, and no obligation of the Company to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth in Section 3.3 of the Disclosure Letter, there are no outstanding obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

     Section 3.4  Authority for this Agreement.

            (a) The Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Trust Managers of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the approval and adoption of the plan of merger (as such term is used in the REIT
Act) contained in this Agreement and the approval of the Merger by the holders of not less than 66.% of the outstanding Shares. The approval and adoption of the plan of merger contained in this Agreement and the approval of the Merger by holders of not less than 66.% of the outstanding Shares are the only votes of the holders of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Equity One, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

            (b) On or prior to the date hereof, the Board of Trust Managers of the Company has (i) determined that this Agreement and the Merger are fair to and in the best interest of the Company and its shareholders (excluding Equity One and its affiliates), (ii) approved and declared advisable this Agreement and the Merger and (iii) resolved to recommend that the shareholders of the Company approve the Merger and adopt the Agreement. Each member of the Board of Trust Managers of the Company has advised the Company and Equity One that they intend to vote or cause to be voted all of the Shares beneficially owned by them and their affiliates in favor of approval of the Merger and adoption of this Agreement.

     Section 3.5 Absence of Certain Changes. Except as disclosed in the SEC Reports filed prior to the date hereof or in Section 3.5 of the Disclosure Letter, since December 31, 2000, (i) the Company and its subsidiaries have not suffered any Material Adverse Effect, (ii) the Company and its subsidiaries have, in all material respects, conducted their respective businesses only in the ordinary course consistent with past practice, except in connection with the negotiation and execution and delivery of this Agreement and the solicitation or receipt of other offers to acquire the Company, and (iii) there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares (other than the regular cash dividend of $0.13 per share paid to the Company's shareholders on February 28, 2001 and May 15, 2001) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any Company Securities or Subsidiary Securities; or (b) any action by the Company which if taken after the date hereof would constitute a breach of any of clauses (iii) through (vii) inclusive, or clause (x) of Section
5.1 hereof. Except as disclosed in the SEC Reports or in Section 3.5 of the Disclosure Letter, since December 31, 2000, there has not been any change by the Company in accounting methods, principles or practices except as required by United States generally accepted accounting principles.

     Section 3.6  Reports.

          (a) The Company has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder on and after March 13, 1998, all of which (the "SEC Reports") have complied in form as of their respective filing dates, and all SEC Reports filed after the date hereof will comply, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules promulgated thereunder applicable thereto. None of the SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has no outstanding and unresolved comments from the SEC with respect to any of the SEC Reports.

          (b) As of their respective dates, the audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods therein indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and presented fairly the consolidated financial position of the Company, and the consolidated results of operations and changes in consolidated financial position or cash flows for the periods presented therein, subject, in the case of the unaudited interim financial statements, to normal, recurring adjustments, none of which are material.

          (c) Neither the Company nor any of its subsidiaries has any material liabilities (net of the effect of any insurance, rights to indemnification from third parties, or similar third party sources of funds) of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, except (i) as reflected or reserved against or disclosed in the financial statements of the Company included in the SEC Reports, (ii) liabilities incurred in the ordinary course of business subsequent to March 31, 2001, which have not had, individually or in the aggregate, and could not reasonably be expected to have, a Material Adverse Effect, or (iii) as otherwise disclosed in the SEC Reports filed prior to the date hereof or as set forth in the Disclosure Letter.

     Section 3.7 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Proxy Statement, as supplemented if necessary, will, at the date mailed to shareholders of the Company or the stockholders of Equity One, or at the time of the Special Meetings to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such Special Meeting, any event with respect to the Company or any of its subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement or Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 3.8  Consents and Approvals; No Violation. Except as disclosed in
Section 3.8 of the Disclosure Letter and except for filings, permits, authorizations, notices, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the REIT Act, the MGCL, and the "takeover" or blue sky laws of various states, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Declaration or Bylaws of the Company or the governing entity documents of any of its subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets or subsidiaries may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any of its subsidiaries which, in the aggregate, would have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or by which any of their respective assets are bound, except for violations which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

     Section 3.9 Brokers. No broker, finder or other investment banker (other than First Union Securities, Inc. ("First Union"), a copy of whose engagement letters have been furnished to Equity One) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company.

     Section 3.10  Properties.

          (a) Except as set forth in Section 3.10 of the Disclosure Letter, the Company or one of its subsidiaries owns fee simple title (or where indicated, leasehold estate) to each of the real properties identified in
Section 3.10 of the Disclosure Letter (the "Company Properties"), which are all of the real estate properties owned by them, in each case (except as provided below or as set forth in Section 3.10 of the Disclosure Letter) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). The Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy (collectively, "Property Restrictions"), except for (A) Encumbrances and Property Restrictions set forth in Section 3.10 of the Disclosure Letter, (B) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided that they do not materially adversely affect the present use of any Company Property, (C) Encumbrances and Property Restrictions disclosed on existing title policies or existing surveys (in either case copies of which title policies and surveys have been made available to Equity One and are listed in Section 3.10 of the Disclosure Letter), and (D) mechanics', carriers', workmen's, repairmen's and materialmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise have a Material Adverse Effect. Except as provided in Section 3.10 to the Disclosure Letter, (A) the Company has no knowledge that any material certificate, permit or license, from any governmental or regulatory authority having jurisdiction over any of the Company Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful access to and from any of the Company Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any such certificate, permit or license and (B) none of the Company or its subsidiaries has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially affecting any portion of any of the Company Properties issued by any governmental or regulatory authority. Except as provided in Section 3.10 of the Disclosure Letter, neither the Company nor any of its subsidiaries has received any notice to the effect that any material condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties.

          (b) Except as set forth in Schedule 3.10 of the Disclosure Letter, valid policies of title insurance have been issued, insuring the Company's or its applicable subsidiary's fee simple title or leasehold estate to the Company Properties in amounts at least equal to the purchase price of such Company Properties at the time of the issuance of such policy, subject only to the matters set forth in the Disclosure Schedule, and such policies are in full force and effect and no material claim has been made against any such policy. An on-the-ground survey of any of the Company Properties, if made prior to the Effective Time and prepared in accordance with ALTA/ACSM (or the applicable state equivalent) standards (it being understood that no such surveys are required hereunder), would not disclose any Encumbrance, Property Restriction or other matter affecting title which is not currently shown on an existing survey of such Company Property and which could materially adversely affect the value or operation of such Company Property.

          (c) Each Company Property (i) complies in all material respects with the Property Restrictions, or to the extent that such Company Property does not so comply, a written waiver therefor exists and may be relied upon by Equity One, (ii) each improvement on each Company Property lies outside of any flood plain, or if any such improvement lies within a flood plain, adequate insurance therefor is in full force and effect, and (iii) each Company Property has access to and from a dedicated public right-of-way.

          (d) All properties currently under development or construction by the Company or its subsidiaries (the "Development Properties") and all properties currently proposed for acquisition, development or commencement of construction prior to the Effective Time by the Company and its subsidiaries (the "Future Development Properties") are listed as such in Section 3.10 of the Disclosure Letter. All material executory agreements entered into by the Company or any of its subsidiaries relating to the development or construction of Development Properties or Future Development Properties are listed in Section
3.10 of the Disclosure Letter. Copies of such agreements have previously been made available to Equity One.

          (e) Section 3.10 of the Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of all leases for the Company Properties.

     Section 3.11 Litigation, Etc. Except as set forth in Section 3.11 of the Disclosure Letter or as disclosed in the SEC Reports, there is no pending claim, action, proceeding or governmental investigation to which the Company is a party or, to the Company's knowledge, no claim, action, proceeding or governmental investigation has been threatened against the Company or any of its subsidiaries, any present or former officer, director or employee of the Company or any of its subsidiaries or any other person for whom the Company or any of its subsidiaries would be liable before any court or governmental or regulatory authority which, in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect or (ii) could reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in

Section 3.11 of the Disclosure Letter or as disclosed in the SEC Reports, neither the Company nor any subsidiary of the Company is subject to any outstanding order, writ, injunction or decree that (i) has had, or could reasonably be expected to have, a Material Adverse Effect or (ii) would have, or could reasonably be expected to have, a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

     Section 3.12  Tax Matters.

          (a) The Company and each of its subsidiaries has filed all tax returns and reports required to be filed by it, or requests for extensions to file such tax returns or reports have been timely filed and granted and have not expired and all such tax returns and reports are accurate and complete in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) or made provision for all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the SEC Reports reflect adequate reserves in all material respects for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for in all material respects. No requests for waivers of the time to assess any taxes against the Company or any of its subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, in the aggregate, have a Material Adverse Effect. As used in this Agreement the term "taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including without limitation obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

          (b) All taxes which the Company or its subsidiaries are required by law to withhold or collect, including taxes required to have been withheld in connection with amounts paid or owing to any officer, independent contractor, creditor, stockholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no liens for taxes upon the assets of the Company or its subsidiaries except for statutory liens for taxes not yet due.

          (c) Except as set forth in Section 3.12 of the Disclosure Letter, the tax returns of the Company and its subsidiaries are not being and have not been examined or audited by any taxing authority for any past year or periods.

          (d) Neither the Company nor its subsidiaries (i) have filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning collapsible corporations, or (ii) are a party to any tax allocation or sharing agreement.

          (e) Neither the Company nor its subsidiaries have any liability for the taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or
(iv) otherwise.

          (f) Neither the Company nor its subsidiaries have made any payments, are obligated to make any payments, or are parties to an agreement that could obligate them to make any payments that will not be deductible under
Section 280G of the Code.

          (g) Neither the Company nor any of its subsidiaries has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written (i) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to any subsidiary of the Company that is treated as a partnership for federal income tax purposes, and (ii) that (A) prohibits or restricts in any manner the disposition of any assets of the Company or any of its subsidiaries (including, without limitation, requiring the Company or any of its subsidiaries to indemnify any person for tax liabilities resulting from any such disposition),
(B) requires that the Company or any of its subsidiaries maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Company Properties, or (C) requires that the Company or any of its subsidiaries offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of the Company or any of its subsidiaries.

          (h) The Company (A) for all taxable years commencing with the taxable year ended December 31, 1996 through December 31, 2000, has been organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") (within the meaning of the Code) under the Code and has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending at the Effective Time, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Company's knowledge, no such challenge is pending or threatened. Each subsidiary of the Company which is a partnership, joint venture or limited liability company has been treated during and since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as an entity separate from its owner and not as a corporation or an association taxable as a corporation. Each subsidiary of the Company which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by the Company (or solely by a subsidiary of the Company that is a corporation wholly owned by the Company) is a "qualified REIT subsidiary," as defined in Section 856(i) of the Code.

     Section 3.13 Compliance with Law. Except as set forth in Section 3.13 of the Disclosure Letter or in the SEC Reports, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any material law, rule, regulation, order, judgment or decree applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected. Except as set forth in Section 3.13 of the Disclosure Letter or in the SEC Reports, the Company and its subsidiaries have all material permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted (the "Company Permits"). Except as set forth in Section 3.13 of the Disclosure Letter or in the SEC Reports, the Company and its subsidiaries are in material compliance with the terms of the Company Permits.

     Section 3.14 Environmental Compliance. Except as set forth in Section 3.14 of the Disclosure Letter or in the SEC Reports, (i) the assets, properties, businesses and operations of the Company and its subsidiaries have been and are in material compliance with applicable Environmental Laws (as defined in Section
8.11 hereof); (ii) the Company and its subsidiaries have obtained and are operating in material compliance with all material permits necessary under any Environmental Law for the conduct of the business and operations of the Company and its subsidiaries in the manner now conducted; (iii) neither the Company nor any of its subsidiaries nor any of their respective assets, properties, businesses, or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice, or proceeding indicating that the Company or any of its subsidiaries is or may be (A) liable for a material violation of any Environmental Law, (B) liable for any material Environmental Liabilities and Costs (as defined in Section 8.11 hereof) of any person, corporation or other entity or (C) required to take material Remedial Action (as defined in Section 8.11 hereof); (iv) the Company and its subsidiaries have not received any written communication alleging, with respect to any such party, the material violation of or material liability under any Environmental Law; (v) neither the Company nor any of its subsidiaries has any material contingent liability in connection with a Release (as defined in Section 8.11 hereof) of any Hazardous Material (as defined in Section 8.11 hereof) into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials; (vi) the operations of the Company and its subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date hereof) or any applicable state equivalent, are in material compliance with applicable Environmental Laws; (vii) there is not on or in any property of the Company or its subsidiaries or any property for which the Company or its subsidiaries are potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material; and
(viii) no Company Property is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, a amended ("CERCLA"), by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation and Liability Information System database maintained by the EPA, and the Company has no knowledge that any Company Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company, proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

     Section 3.15 Insurance. Section 3.15 of the Disclosure Letter sets forth an insurance schedule of the Company and its subsidiaries. The Company and its subsidiaries maintain insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and its subsidiaries (taking into account the cost and availability of such insurance). Except as set forth in Section 3.15 of the Disclosure Letter, neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any existing insurance policy of the Company or any of its subsidiaries.

     Section 3.16 Opinion of Financial Advisor. The Company has received the oral opinion of First Union to the effect that on the basis of and subject to the assumptions set forth therein, the Merger Consideration to be paid to the holders of Shares in the transactions contemplated hereby is fair from a financial point of view to such holders.

     Section 3.17 Contracts. Section 3.17 of the Disclosure Letter lists all Material Contracts of the Company. Except as set forth on Section 3.17 of the Disclosure Letter or in the SEC Reports, each Material Contract is valid, binding and enforceable and in full force and effect, except where such failure to be so valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.17 of the Disclosure Letter,
(a) the Company is in compliance with the material obligations of the Material Contracts, (b) none of the Material Contracts is in default by its terms or has been canceled by the other party, (c) to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract, (d) the Company and its subsidiaries are not in receipt of any claim of default under any such agreement, and (e) neither the execution of this Agreement nor the consummation of any transaction contemplated hereby shall constitute a default, give rise to cancellation rights, or otherwise adversely affect any of the Company's or any of its subsidiaries' rights under any Material Contract. For purposes of this Agreement, "Material Contracts" shall mean (i) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or other indebtedness to any person, other than indebtedness in a principal amount less than $50,000, (ii) each material commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by the Company or a subsidiary of the Company that may result in total payments by or liability of the Company or such subsidiary in excess of $50,000, (iii) any other agreements filed or required to be filed as exhibits to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations, (iv) all mortgages on any of the assets of the Company or its subsidiaries, (v) any contract or agreement that purports to limit in any material respect the names or the geographic location in which the Company or any of its subsidiaries may conduct its respective business, (vi) any agreement entered into by the Company or a subsidiary of the Company relating to the management of any of the Company Properties that may result in total payments by or liability of the Company or such subsidiary in excess of $50,000, (vii) any agreements entered into by the Company or any of its subsidiaries providing for the sale of, or option to sell, any Company Properties or the purchase of, or option to purchase, any real estate which are currently in effect, (viii) any agreement under which the Company or any of its subsidiaries has any continuing material contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, (B) to pay any additional purchase price for any of the Company Properties, or (C) to make any prorations or adjustments to prorations involving an amount in excess of $25,000 (other than real estate taxes) that may previously have been made with respect to any property currently or formerly owned by the Company or its subsidiaries, and
(ix) indemnification agreements entered into by and between the Company and any Trust Manager, trustee or officer of the Company or any of its subsidiaries; provided, however, any contract, agreement or other arrangement that, by its terms, is terminable within 30 days (without penalty) of the date of this Agreement shall not be deemed to be a Material Contract.

     Section 3.18 Intangible Property. The Company and its subsidiaries own, possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its subsidiaries as currently conducted (collectively, the "Company Intangible Property"), except where the failure to possess or have adequate rights to use such properties has not had, and could not reasonably be expected to have, a Material Adverse Effect. All of the Company Intangible Property is owned or licensed by the Company or its subsidiaries free and clear of any and all liens, claims or encumbrances, except those that have not had, and could not reasonably be expected to have, a Material Adverse Effect, and neither the Company nor any such subsidiary has forfeited or otherwise relinquished any Company Intangible Property which forfeiture has resulted, or could reasonably be expected to result, in a Material Adverse Effect. To the knowledge of the Company, the use of the Company Intangible Property by the Company or its subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor, of any other person, and there have been no claims made, and neither the Company nor any of its subsidiaries has received any notice of any claim or otherwise knows that any of the Company Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that has not had and could not reasonably be expected to have a Material Adverse Effect.

     Section 3.19  Employment Matters; ERISA.

          (a) Neither the Company nor any of its subsidiaries has any employees.

          (b) Except as set forth in Section 3.19 of the Disclosure Letter, neither the Company nor any of its subsidiaries maintains or contributes to, nor has it or its subsidiaries at any time maintained or contributed to, any Share Plan or any other "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee pension benefit plan" as defined in Section 3(3) of ERISA or "multiemployer plan" as defined in Section 3(37) of ERISA. The Company has delivered to Equity One true and complete copies of all of the Share Plans, employee benefit plans, employee pension benefit plans or multiemployer plans listed in Section 3.19 of the Disclosure Letter.

          (c) Neither the Company nor any of its subsidiaries has any obligation to provide health or other welfare benefits to former, retired or terminated employees, officers or trust managers.

          (d) Each Share Plan, employee benefit plan, employee pension benefit plan or multiemployer plan listed in Section 3.19 of the Disclosure Letter, has been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA, if applicable, and other applicable Federal and state law, there is no material liability for breaches of fiduciary duty in connection with those plans and there is no material action, suit or claim pending or, to the knowledge of the Company, threatened against, or with respect to, such plans.

     Section 3.20  Amendment to Rights Agreement; State Takeover Laws.

          (a) The Board of Trust Managers of the Company has adopted a resolution approving an amendment to the Rights Agreement to provide that none of the execution and delivery of this Agreement, the conversion of Shares into the right to receive the Merger Consideration in accordance with Article 2 of this Agreement, the consummation of the Merger or any other transaction contemplated by this Agreement will cause (i) the Rights Agreement Rights to be exercisable under the Rights Agreement, (ii) Equity One or any of its subsidiaries or any of their respective stockholders or holders of partnership interests to be deemed an "Acquiring Person" (as defined in the Rights Agreement), or (iii) any such event to be deemed a "Distribution Date" (as defined in the Rights Agreement).

          (b) The Company (i) has taken all action necessary to exempt the Merger and the transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition," "business combination," or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation applicable to the transactions contemplated by this Agreement (a "Takeover Statute") and (ii) has delivered to Equity One true and complete copies of all resolutions of the Board of Trust Managers of the Company, any documents necessary to exempt such transactions pursuant to clause (i) above.

     Section 3.21 Termination of Share Plans. Prior to the Effective Time, the Company and its Board of Trust Managers will have taken all actions necessary to provide that the Company's Share Plans, including but not limited to the Company's 1997 Incentive Compensation Plan, shall terminate, effective as of the Effective Time.

     Section 3.22 Investment Company Act of 1940. Neither the Company nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

     Section 3.23 Affiliate Transactions. Except as set forth in Section 3.23 of the Disclosure Letter, (a) there are no liabilities between the Company or any of its subsidiaries on the one hand, and any trust manager, director, officer, employee, shareholder or affiliate (or any relative, spouse, beneficiary or affiliate of any such person) of the Company or any of its subsidiaries on the other hand, (b) no trust manager, director, officer, employee, shareholder or affiliate (or any relative, spouse, beneficiary or affiliate of any such person) of the Company or any of its subsidiaries provides, or causes to be provided, any services to the Company or any of its subsidiaries, and (c) neither the Company nor any of its subsidiaries provides or causes to be provided services to any director, officer, employee, shareholder or affiliate (or any relative, spouse, beneficiary or affiliate of any such person) of the Company or any of its subsidiaries.

                                   Article 4
                        Representations and Warranties
                                 of Equity One

     Equity One represents and warrants to the Company as follows:

     Section 4.1 Organization and Qualification. Equity One is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own its properties and conduct its business. Equity One is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. Each subsidiary of Equity One that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each subsidiary of Equity One that is a partnership, joint venture, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each subsidiary of Equity One is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 4.2 Capital Structure. The authorized share capital of Equity One consists of 40,000,000 Equity One Shares and 5,000,000 shares of preferred stock, $0.01 par value per share. As of the close of business on the date hereof: (a) 13,011,901 Equity One Shares were issued and outstanding, (b) no shares of preferred stock were issued or outstanding and (c) 1,128,331 Equity One Shares were reserved for issuance pursuant to outstanding, unexercised stock options ("Equity One Options") granted pursuant to Equity One's stock option plans ("Equity One Stock Option Plans") or otherwise. All of the outstanding Equity One Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights, and all of Equity One Shares issuable in exchange for Shares in connection with the Merger have been duly authorized and will be validly issued and fully paid and nonassessable and free of preemptive rights. Except as set forth herein and in the Equity One SEC Reports, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Equity One, (ii) no securities of Equity One convertible into or exchangeable for shares of capital stock or voting securities of Equity One and (iii) no options, warrants, rights or other agreements or commitments to acquire from Equity One, and no obligation of Equity One to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of Equity One, and no obligation of Equity One to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Equity One Securities"). There are no outstanding obligations of Equity One or any subsidiary to repurchase, redeem or otherwise acquire any Equity One Securities.

     Section 4.3 Authority Relative to this Agreement. (a) Equity One has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Equity One and the consummation by Equity One of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Equity One and, assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Equity One, enforceable against Equity One in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

          (b) On or prior to the date hereof, the Board of Directors of Equity One has (i) determined that this Agreement and the Merger are fair to and in the best interest of Equity One and its stockholders, (ii) approved and declared advisable this Agreement and the Merger and (iii) resolved to recommend that the stockholders of Equity One approve the Merger and adopt the Agreement if the approval of the Merger by Equity One's stockholders is required by applicable law or otherwise. Each member of the Board of Directors of Equity One has advised the Company and Equity One that they intend to vote or cause to be voted all of the Equity One Shares beneficially owned by them and their affiliates in favor of approval of the Merger and adoption of this Agreement at the Special Meeting of Equity One's stockholders, if any.

     Section 4.4 Absence of Certain Changes. Except as disclosed in the Equity One SEC Reports filed prior to the date hereof, since December 31, 2000, Equity One has not suffered any Material Adverse Effect.

     Section 4.5  Reports.

            (a) Equity One has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder on and after December 31, 2000, all of which (the "Equity One SEC Reports") have complied in form as of their respective filing dates in all material respects with all applicable requirements of the Exchange Act and the rules promulgated thereunder applicable thereto. None of the Equity One SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) As of their respective dates, the audited and unaudited consolidated financial statements of Equity One included (or incorporated by reference) in the Equity One SEC Reports were prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods therein indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and presented fairly the consolidated financial position of Equity One, and the consolidated results of operations and changes in consolidated financial position or cash flows for the periods presented therein, subject, in the case of the unaudited interim financial statements, to normal, recurring adjustments, none of which are material.

     Section 4.6 Consents and Approvals; No Violation. The execution and delivery of this Agreement by Equity One and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the charter or bylaws (or other similar governing documents) of Equity One or any of its subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except
(A) pursuant to the Exchange Act, (B) the filing of articles of merger pursuant to the REIT Act and the MGCL, (C) any applicable filings under state securities, blue sky or "takeover" laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of Equity One to consummate the transactions contemplated hereby; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Equity One or any of its subsidiaries is a party or by which any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of Equity One to consummate the transactions contemplated hereby;
(iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of Equity One or any of its subsidiaries which, individually or in the aggregate, would have a material adverse effect on the ability of Equity One to consummate the transactions contemplated hereby; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Equity One or any of its subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of Equity One to consummate the transactions contemplated hereby.

     Section 4.7 Financing. Equity One has all funds necessary to purchase all outstanding Shares pursuant to the Merger, to refinance any indebtedness or other obligation to the Company and its subsidiaries which may become due as a result of this Agreement or any of the transactions contemplated hereby, and to pay all related fees and expenses.

     Section 4.8 Brokers. No broker, finder or other investment banker (other than First Union and The Robinson-Humphrey Company, LLC) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of Equity One.

     Section 4.9 Litigation, etc. Except as disclosed in the Equity One SEC Reports, there is no pending claim, action, proceeding or governmental investigation as of the date hereof as to which Equity One or any of its subsidiaries have been formally served or, to the best of Equity One's knowledge, no claim, action, proceeding or governmental investigation has been threatened as of the date hereof against Equity One or any of its subsidiaries before any court or governmental or regulatory authority which, in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect or
(ii) could reasonably be expected to have a material adverse effect on the ability of Equity One to consummate the transactions contemplated by this Agreement. Except as disclosed in the Equity One SEC Reports, as of the date hereof, neither Equity One nor any subsidiary of Equity One is subject to any outstanding order, writ, injunction or decree that (i) has had a Material Adverse Effect or (ii) would have a material adverse effect on the ability of Equity One to consummate the transactions contemplated by this Agreement.

     Section 4.10 Information Supplied. None of the information supplied or to be supplied by Equity One for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Equity One and included or incorporated by reference in the Proxy Statement, as supplemented if necessary, will, at the date mailed to the shareholders of the Company or the stockholders of Equity One, or at the time of the Special Meetings to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such Special Meeting, any event with respect to Equity One or any of its subsidiaries, or with respect to other information supplied by Equity One for inclusion in the Proxy Statement or Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by Equity One for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 4.11 Stockholder Approval. The approval and adoption of this Agreement and the plan of merger contained in this Agreement and the approval of the Merger by holders of the requisite number of the outstanding Equity One Shares are the only votes of the holders of Equity One's capital stock that may be required under Equity One's charter and bylaws, applicable law or stock exchange rules or otherwise to authorize the consummation of the Merger.

     Section 4.12 Opinion of Financial Advisor. Equity One has received the oral opinion of The Robinson-Humphrey Company, LLC, financial advisor to Equity One, to the effect that on the basis of and subject to the assumptions set forth therein, the Merger Consideration to be paid to the holders of Shares in the transactions contemplated hereby is fair from a financial point of view to the stockholders of Equity One.

                                   Article 5
                                   Covenants

     Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date of this Agreement until the Effective Time, the Company and its subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use all reasonable efforts consistent with prudent business practice to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their current officers and key employees and to maintain existing relationships with those having significant business relationships with the Company and its subsidiaries, in each case in all material respects. Without limiting the generality of the foregoing, except as set forth in Section 5.1 of the Disclosure Letter and except as otherwise expressly provided in or contemplated by this Agreement or the Disclosure Letter, prior to the Effective Time, neither the Company nor any of its subsidiaries, as the case may be, will, without the prior written consent of Equity One (not to be unreasonably withheld), (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of
(A) Company Securities or Subsidiary Securities, in each case, other than Shares issuable upon exercise or vesting of the Rights outstanding on the date hereof or the exercise of rights under any plan or any agreement referred to in Section
3.3 of the Disclosure Letter and which are outstanding on the date hereof, or
(B) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date hereof; (ii) otherwise acquire or redeem, directly or indirectly, any Company Securities or Subsidiary Securities (including the Shares); (iii) split, combine or reclassify its shares of beneficial interest or capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of beneficial interest or capital stock of the Company or any of its subsidiaries (other than cash dividends paid to the Company by its wholly owned subsidiaries with regard to their capital stock) provided, however, that the Company may declare and pay one regular quarterly dividend to shareholders of record as of a date no later than September 15, 2001 in an amount not to exceed $0.13 per share plus any dividends in the minimum amount necessary based on a written opinion of the Company's independent certified public accountants to avoid (x) jeopardizing the Company's REIT status under the Code and (y) having positive real estate investment trust taxable income for the taxable year ending on the Effective Date; provided further that, the Company may declare a dividend (other than a regular quarterly dividend) and fix the record date of that dividend on a date prior to the Effective Time to allow Equity One to cause a subsequent year dividend to be paid to the Company shareholders of record pursuant to Section 858 of the Code in the minimum amount necessary to avoid (x) jeopardizing the Company's REIT status under the Code, and (y) having positive real estate investment trust taxable income for the taxable year ending at the Effective Time; (iv) (1) make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of in excess of $50,000 in any single instance or $250,000 in the aggregate other than leases of Company Properties to tenants in the ordinary and usual course of business consistent with past practice in all material respects, or (2) other than in the ordinary course of business, enter into any Material Contract or grant any release or relinquishment of any material contract rights; (v) incur or assume any long-term debt for borrowed money except for debt incurred in the ordinary course of business consistent with past practice and except for debt that may be incurred pursuant to existing contractual arrangements as in effect on the date hereof not in excess of $50,000 in any single instance or $150,000 in the aggregate; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned subsidiaries of the Company, except in the ordinary course of business consistent with past practice and except in connection with liabilities or responsibilities that may be incurred pursuant to existing contractual arrangements in effect on the date hereof not in excess of $50,000 in any single instance or $150,000 in the aggregate; (vii) except in connection with transactions permitted by (iv) above, make any loans, advances or capital contributions to, or investments in, any other person (other than wholly owned subsidiaries of the Company) in each case in excess of $50,000 in any single instance or $150,000 in the aggregate; (viii) change any of the accounting or tax principles, practices or elections used by it or any of its subsidiaries, except as required by the SEC or required by United States generally accepted accounting principles; (ix) adopt any amendments to the Declaration or Bylaws of the Company or governing entity documents of any subsidiary; (x) except as may be required under any previously existing agreement or plan, grant any share related awards; (xi) enter into any new employment, severance, consulting or salary continuation agreements with any of its officers, trust managers or employees or grant any increases in the compensation or benefits to its officers, trust managers and employees or otherwise reimburse or agree to reimburse any property manager or such property manager's employees, including the employees of FCA Corp., for a similar new agreement or increase; (xii) settle any outstanding litigation, other than as set forth in Section 5.9;
(xiii) adopt, make any amendment to or terminate any employee benefit plan except as required by law or to maintain tax qualified status or as requested by the Internal Revenue Service in order to receive a determination letter for such employee benefit plan; or (xiv) agree in writing or otherwise to take any of the foregoing actions.

     Section 5.2 No Solicitation. Upon execution and delivery of this Agreement by the parties, the Company shall notify those other persons with which it is, at the time of such execution and delivery, discussing an Acquisition Transaction (as defined below) that it has entered into this Agreement and is terminating discussions with such person regarding any potential Acquisition Transaction. The Company and its subsidiaries and their respective officers, trust managers, directors and employees shall not, and the Company and its subsidiaries will use all reasonable efforts to cause their representatives, agents or affiliates not to, directly or indirectly, (i) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries or otherwise provide assistance to any corporation, partnership, person or other entity or group (other than Equity One or any affiliate or associate of Equity One or any of its respective directors, officers, employees, representatives or agents) concerning any merger, consolidation, business combination, liquidation, reorganization, sale of substantially all of its assets, sale of shares of beneficial interest or capital stock or similar transactions involving the Company or any material subsidiary of the Company (each an "Acquisition Transaction"); (ii) knowingly encourage, solicit, or initiate the submission of an Acquisition Proposal; or (iii) enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that if Company's Board of Trust Managers determines after consultation with counsel, that it is required to do so in the exercise of the fiduciary duties of the Company's Trust Managers to the Company or its shareholders, the Board of Trust Managers may take any of the foregoing actions and shall so notify Equity One; and provided further that nothing contained in this Section
5.2 shall prohibit the Company or its Board of Trust Managers from taking and disclosing to the Company's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such other disclosure to the Company's shareholders which, as advised by outside counsel, is required under applicable law.

     Section 5.3  Access to Information.

            (a) Between the date of this Agreement and the Effective Time, the Company will, upon reasonable notice to an executive officer of the Company, (i) give Equity One and its authorized representatives access (during regular business hours), in a manner so as not to interfere with the normal operations of the Company and its subsidiaries and subject to reasonable restrictions imposed by an executive officer of the Company, to all key employees, property managers, offices, real estate properties and other facilities and to all books and records of the Company and its subsidiaries and seek to cause the Company's and its subsidiaries' independent public accountants to provide access to their work papers and such other information as Equity One may reasonably require,
(ii) permit Equity One to make such inspections as it may reasonably require and
(iii) cause its officers and those of its subsidiaries to furnish Equity One with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Equity One may from time to time reasonably require; provided, however, that no investigation or information furnished pursuant to this Section 5.3 shall affect any representations or warranties made by the Company herein or the conditions to the obligations of Equity One to consummate the Merger.

            (b) Information obtained by Equity One or its representatives pursuant to this Section 5.3 shall be subject to the provisions of the letter agreement, dated October 31, 2000, as amended, between Equity One and the Company (the "Confidentiality Agreement") the terms of which are incorporated herein by reference.

     Section 5.4 Reasonable Efforts; Filings. Subject to the terms and conditions herein provided for and to the fiduciary duties of the Board of Trust Managers of the Company and the Board of Directors of Equity One under applicable law as advised by legal counsel, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, (a) to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters, (b) Equity One and the Company will take all such action as may be reasonably necessary under federal and state securities laws applicable or necessary for, and will file and, if appropriate, use all reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulating bodies which Equity One and the Company determines, in each case, is necessary for the consummation of the Merger and the transactions contemplated hereby and each party shall give the other information required by it which is reasonably necessary to enable it to take such action, and (c) Equity One and the Company will, and will cause each of their respective subsidiaries to, use all reasonable efforts to obtain consents of all third parties and government bodies necessary or, in the reasonable opinion of Equity One or the Company, advisable to consummate the Merger and the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, Equity One shall cause the proper officers and directors of the Surviving Entity or Equity One, as the case may be to take all such necessary action.

     Section 5.5  Indemnification and Insurance.

            (a) Equity One agrees that all rights to indemnification existing in favor of the present or former trust managers, officers and employees of the Company (as such) or any of its subsidiaries or present or former trust managers of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a trust manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Declaration or Bylaws, or the governing entity documents of any of the Company's subsidiaries and the indemnification agreements with such present and former trust managers, officers and employees as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statutes of limitations applicable to such matters, and Equity One agrees to cause the Surviving Entity to comply fully with its obligations hereunder and thereunder. Without limiting the foregoing, the Company shall, and after the Effective Time, the Surviving Entity shall periodically advance expenses as incurred with respect to the foregoing (including with respect to any action to enforce rights to indemnification or the advancement of expenses) to the fullest extent permitted under applicable law; provided, however, that the person to whom the expenses are advanced provides an undertaking (without delivering a bond or other security) to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

            (b) Equity One shall, subject to the approval of the Company prior to the Effective Time (which approval shall not be unreasonably withheld), either (i) obtain continuation coverage for runoff liability with respect to the Company's existing officers' and trust managers' or fiduciary liability insurance policies, provided that Equity One shall not be obligated to pay more than $135,000 in the aggregate for premiums for such coverage, or (ii) continue to provide officers' and trust managers' and fiduciary liability insurance with limits not less than existing policies for a period of not less than three (3) years, provided that Equity One shall not be obligated to pay premiums in excess of $45,000 per year for such insurance, in any case for the benefit of those persons covered by such existing insurance.

            (c) Equity One shall pay all costs and expenses, including attorneys' fees, that may be incurred by any indemnified parties in enforcing the indemnity and other obligations provided for in this Section 5.5.

            (d) In the event Equity One or any of its respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and assigns of Equity One, assume the obligations set forth in this Section 5.5.

            (e) This Section 5.5, which shall survive the consummation of the Merger at the Effective Time and shall continue without limit, is intended to benefit the Company, the Surviving Entity, and any person or entity to be indemnified hereunder, each of whom may enforce the provisions of this Section
5.5 (whether or not parties to this Agreement).

     Section 5.6 Proxy Statement and Registration Statement. The Company and Equity One shall promptly prepare and file with the SEC, as soon as practicable, a proxy statement for the Company or, if approval of the Merger by Equity One's stockholders is required by applicable law or otherwise, a joint proxy statement (in either case, the "Proxy Statement") relating to the Merger and a Registration Statement on Form S-4 in connection with the issuance of Equity One Shares in the Merger (the "Registration Statement") as required by the Exchange Act, the Securities Act and the rules and regulations thereunder. Each of Equity One and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company and Equity One will cooperate with each other in the preparation of the Proxy Statement. The Company and Equity One shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and to cause the Proxy Statement to be mailed to the Company's Shareholders and Equity One's stockholders at the earliest practicable date.

     Section 5.7 Notification of Certain Matters. The Company shall give prompt notice to Equity One, and Equity One shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence, of any event the effect of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) the submission to the Company by any person of an inquiry or proposal related to an Acquisition Transaction; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to any of the parties receiving such notice.

     Section 5.8 Rights Agreement Amendment. Subject to the terms and conditions of this Agreement, the Company shall promptly enter into an amendment to the Rights Agreement (the "Rights Agreement Amendment") pursuant to which the Rights Agreement and the Rights Agreement Rights will not be applicable to the Merger, and consummation of the Merger shall not result in a "Distribution Date" under the Rights

Agreement or in Equity One or its affiliates being an "Acquiring Person" or in the Rights Agreement Rights becoming exercisable.

     Section 5.9 Settlement of Shareholder Litigation. The Company shall use its reasonable efforts to settle the lawsuit against the Company and others by Southwest Securities, Inc., which is pending in the 44/th/ Judicial District Court of Dallas County, Texas, Cause No. 00-6206 (the "Shareholder Litigation") prior to the Effective Time. The Company shall not agree to pay any amounts in excess of $500,000 in settlement of the Shareholder Litigation or make a settlement, compromise, admission or acknowledgment which could give rise to liability in excess of such amount or otherwise have an adverse effect on the Company without the prior written consent of Equity One, which consent shall not be unreasonably withheld. The Company agrees to stay the Shareholder Litigation and the lawsuit styled Southwest Securities, Inc. v. United Investors Realty Trust; In the 61/st/ Judicial District Court; Harris County, Texas, Cause No. 2001-15170 until the earlier of (i) the Effective Time and (ii) the termination of this Agreement pursuant to Article 7.

     Section 5.10 Termination of Advisory Agreement. On or before June 15, 2001, the Company shall have given notice to FCA Corp. pursuant to Section 3(b) of the First Amended and Restated Advisory Agreement dated as of June 9, 1997, as amended, between the Company and FCA Corp. (the "Advisory Agreement") of its intention to terminate that agreement on the date six months after the date of such notice and shall not thereafter amend such notice to extend the termination date of the Advisory Agreement.

     Section 5.11 Stock Exchange Listing. Equity One shall promptly prepare and submit to the New York Stock Exchange (the "NYSE") a listing application covering Equity One Shares issuable upon consummation of the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for listing of such Equity One Shares, subject to official notice of issuance to the NYSE, and the Company shall cooperate with Equity One with respect to such listing.

     Section 5.12 Consent of Centrefund. Equity One shall use its commercially reasonable efforts to obtain the consent of Centrefund Realty Corporation, an Ontario corporation ("Centrefund"), to this Agreement and the transactions contemplated hereby, including the Merger, pursuant to the Stock Exchange Agreement among Equity One, Centrefund, and First Capital America Holding Corp. dated May 18, 2001 (the "Centrefund Agreement"), on or before June 12, 2001.

     Section 5.13 Contribution of Properties to Subsidiary. Prior to the Effective Time, the Company shall form a new wholly owned subsidiary or subsidiaries and contribute the properties listed in Section 5.13 of the Disclosure Letter to such subsidiary or subsidiaries, or otherwise reorganize in a manner acceptable to Equity One such that such properties are owned by a wholly owned subsidiary of the Company and not directly by the Company.

                                   Article 6
                   Conditions to Consummation of the Merger

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger.
The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the proposed Effective Time, of the following conditions:

          (a) this Agreement, the plan of merger (as such term is used in the REIT Act) contained in this Agreement and the Merger shall have been approved and adopted by the affirmative vote of the shareholders and stockholders of the Company and Equity One, respectively, required by and in accordance with applicable law and the Declaration and the charter of Equity One, as the case may be;

          (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against Equity One or the Company and be in effect that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use all reasonable efforts to have any such prohibition lifted);

          (c) The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect; and

          (d) Equity One Shares issuable upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     Section 6.2 Additional Condition to the Company's Obligation to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver by the Company, prior to the proposed Effective Time, of the following conditions:

          (a) subject to Section 5.4, no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger, which would (i) make illegal or otherwise prohibit the consummation of the Merger or (ii) result in a significant delay in or materially restrict the ability of the Company, or render the Company unable, to effect the Merger.

          (b) Equity One shall not have breached or failed to comply in any material respect with any of its obligations under this Agreement (other than as a result of a breach by the Company of any of its obligations under this Agreement) and such breach or failure shall continue unremedied for ten (10) business days after Equity One has received written notice from the Company of the occurrence of such breach or failure, except such breaches or failures (i) which, individually and in the aggregate, would not have a Material Adverse Effect and (ii) which, individually and in the aggregate, would not materially impair or significantly delay the ability of Equity One and the Company to effect the Merger; and

          (c) the representations and warranties of Equity One contained in this Agreement shall be true and correct in all material respects as of the Effective Time; provided, that the Company shall have notified Equity One promptly upon learning of such failure of such representation or warranty to be true and correct.

          (d) M.G.N. (USA), Inc., an affiliate of Equity One that on or before the date hereof has entered into a letter agreement with the Company agreeing to make an Equity One Share Election with respect to all of the 860,370 Shares owned directly or indirectly by it (the "MGN Shares") and to vote the MGN Shares in favor of the Merger, shall have properly made (and not revoked) prior to the Effective Time a valid Equity One Share Election for all of the MGN Shares.

          (e) Greenberg Traurig, P.A., counsel to Equity One, shall have delivered a legal opinion, dated as of the date of the Closing and addressed to the Company and Equity One, to the effect that Equity One has qualified to be treated as a REIT pursuant to the Code for each of its taxable years commencing with its taxable year ending December 31, 1995 and at all times since that initial taxable year. In rendering such opinions, Greenberg Traurig, P.A. may rely upon (and Equity One shall be required to make) representations requested of Equity One by Greenberg Traurig, P.A.

          (f) The Board of Trust Managers of the Company shall have received from First Union Securities, Inc., financial advisor to the Company, a written opinion, dated as of the date of this Agreement, to the effect that the Merger Consideration to be issued for each Share pursuant to the Merger is fair to the stockholders of the Company from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the shareholders of the Company and shall not have been subsequently withdrawn.

     Section 6.3 Additional Conditions to Equity One's Obligations to Effect the Merger. The obligations of Equity One to effect the Merger shall be subject to the satisfaction or waiver by Equity One, prior to the proposed Effective Time, of the following conditions:

          (a) subject to Section 5.4, no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger, which would (i) make illegal or otherwise prohibit the consummation of the Merger or (ii) result in a significant delay in or materially restrict the ability of Equity One, or render Equity One unable, to effect the Merger.

          (b) there shall not have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, (iii) the commencement of a war, material armed hostilities or any other material international or national calamity involving the United States, or (iv) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof;

          (c) the Company shall not have breached or failed to comply in any material respect with any of its obligations under this Agreement (other than as a result of a breach by Equity One of any of its obligations under this Agreement) and such breach or failure shall continue unremedied for ten (10) business days after the Company has received written notice from Equity One of the occurrence of such breach or failure, except such breaches or failures (i) which, individually and in the aggregate, would not have a Material Adverse Effect and (ii) which, individually and in the aggregate, would not materially impair or significantly delay the ability of Equity One and the Company to effect the Merger; and

          (d) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time; provided, that Equity One shall have notified the Company promptly upon learning of such failure of such representation or warranty to be true and correct.

          (e) Andrews & Kurth L.L.P., counsel to the Company, shall have delivered a legal opinion, dated as of the date of the Closing and addressed to the Company and Equity One, to the effect that the Company has qualified to be treated as a REIT pursuant to the Code for each of its taxable years ending December 31, 1995 through December 31, 2000, and the short taxable year beginning January 1, 2001 and ending at the date that the Closing occurs. In rendering such opinions, Andrews & Kurth L.L.P. may rely upon (and the Company shall be required to make) representations requested of the Company by Andrews & Kurth L.L.P.

          (f) The Board of Directors of Equity One shall have received from The Robinson-Humphrey Company, LLC, financial advisor to Equity One, a written opinion, dated as of the date of this Agreement, to the effect that the Merger Consideration to be issued for each Share pursuant to the Merger is fair to the stockholders of Equity One from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the stockholders of Equity One (if approval of the Merger by Equity One's stockholders is required by applicable law or otherwise) and shall not have been subsequently withdrawn.

                                   Article 7

                        Termination; Amendment; Waiver

     Section 7.1 Termination; Amendment; Waiver. This Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

          (a) by mutual written consent of the Board of Trust Managers of the Company and the Board of Directors of Equity One;

          (b) by Equity One or the Company if the Effective Time shall not have occurred on or before November 30, 2001 (the "Termination Date") (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

          (c) subject to Section 5.4, by Equity One or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

          (d) prior to Shareholder Approval, by Equity One if the Board of Trust Managers of the Company withdraws or modifies in a manner adverse to Equity One its favorable recommendation of the Merger or shall have recommended an Acquisition Transaction with a party other than Equity One or any of its affiliates;

          (e) by Equity One if (i) any of the representations and warranties of the Company contained in this Agreement were untrue in any material respect when made or have since become, and at the time of termination remain, untrue in any material respect, or (ii) the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement, and, in either circumstance, the failure of such representation and warranty to be true or the breach or failure shall continue unremedied for ten (10) business days after the Company has received written notice from Equity One of the occurrence of such failure to be true, breach or failure; provided, however, that in no event shall such 10-day period extend beyond the Termination Date;

          (f) by the Company if (i) any of the representations and warranties of Equity One contained in this Agreement were untrue in any material respect when made or have since become, and at the time of termination remain, untrue in any material respect, or (ii) Equity One shall have breached or failed to comply in any material respect with any of its obligations under this Agreement, and, in either circumstance, the failure of such representation and warranty to be true or the breach or failure shall continue unremedied for ten (10) business days after Equity One has received written notice from the Company of the occurrence of such failure to be true, breach or failure; provided, however, that in no event shall such 10-day period extend beyond the Termination Date;

          (g) prior to Shareholder Approval, by the Company if the Company receives a written offer with respect to any Acquisition Transaction with a party other than Equity One or its affiliates or such other party has commenced a tender offer which, in either case, the Board of Trust Managers of the Company believes in good faith is more favorable to the Company's shareholders than the transactions contemplated by this Agreement;

          (h) by Equity One or the Company if this Agreement and the Merger shall not have been approved and adopted in accordance with the REIT Act or the MGCL, as applicable, by the Company's shareholders and Equity One's stockholders (if required under the MGCL) at their respective Special Meetings (or any adjournments thereof);

          (i) by the Company if (x) the Determination Price on the date that is three (3) business days prior to the Closing Date is less than $11.30 per share and the Company provides notice within one business day thereafter of its intent to terminate in accordance with this Section 7.1(i) and (y) Equity One does not provide notice to the Company and elect in writing, within one business day following such notice of termination by the Company, to proceed in compliance with the provisions of Section 2.1(a)(ii); for the purposes hereof, the "Determination Price" shall mean the weighted average trading price per share of Equity One Shares as quoted on the New York Stock Exchange for all transactions during the 20 trading days ending on (and inclusive of) the applicable date;

          (j) by the Company if (i) the Determination Price is at any time less than $9.50 per share, (ii) the Company provides notice within seven (7) days thereafter of its intent to terminate in accordance with this Section 7.1(j), and (iii) on the date of the notice described in the foregoing clause, the Determination Price remains below $9.50 per share; or

          (k) without any action on the part of either party hereto, if Equity One has complied with its obligations hereunder and not obtained the consent of Centrefund as described in Section 5.12 by 5:00 p.m. Eastern time on June 12, 2001.

     Section 7.2 Effect of Termination. If this Agreement is terminated and the Merger is abandoned pursuant to Section 7.1 hereof, this Agreement, except for the provisions of Sections 5.3(b), 7.3 and 8.10 hereof shall forthwith become void and have no effect, without any liability on the part of any party or its trust managers, directors, officers or shareholders. The Confidentiality Agreement shall remain in full force and effect following any termination of this Agreement. Nothing in this Section 7.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

     Section 7.3 Termination Fee. If this Agreement is terminated (i) by Equity One under Section 7.1(e) and the Company is not entitled (and would not be entitled upon Equity One's failure to remedy an existing breach or failure to comply within ten business days) to terminate this Agreement pursuant to Section 7.1(f), (ii) by Equity One under Section 7.1(d), (iii) by Equity One or the Company pursuant to Section 7.1(h) as a result of the failure of the Company's shareholders to approve and adopt the plan of merger and this Agreement if at the time of the failure to approve this Agreement and the Merger there shall exist a bona fide proposal for an Acquisition Transaction and within twelve (12) months after the date of termination the Company enters into a definitive agreement with any third party with respect to an Acquisition Transaction, or
(iv) by the Company under Section 7.1(g), then the Company shall promptly, but in no event later than ten business days after written request by Equity One, deposit in escrow with an escrow agent selected by Equity One, as Equity One's sole and exclusive remedy, a termination fee (the "Termination Fee") equal to $2,000,000. The escrow agent shall pay to Equity One an amount equal to the lesser of (i) the Termination Fee and (ii) the maximum amount that can be paid to Equity One without causing Equity One to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the code ("Qualifying Income"), as determined by the independent accountants of Equity One. In the event that all or any portion of the Termination Fee remains in escrow after payment of the amount, if any, required by the preceding sentence, the escrow agreement shall provide that Equity One shall not be entitled to the remainder of the Termination Fee and no amount thereof shall be released to Equity One unless and until the escrow agent receives any one or combination of the following: (i) a letter from Equity One's outside counsel indicating that it has received a ruling from the IRS the effect of which holds that Equity One's receipt of the Termination Fee would not jeopardize its status as a REIT ("REIT Requirements"), and that

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receipt by Equity One of the remaining balance of the Termination Fee following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto (in which case the escrow agent shall release the remainder of the Termination Fee in escrow to Equity One) or (ii) a letter (or a series of letters) from the independent accountants of Equity One, each indicating any additional amounts that Equity One can be entitled to and can be paid at that time without causing it to fail to meet the REIT Requirements (in which case the escrow agent shall release such additional amounts from escrow to Equity One). The obligation of the Company to pay any unpaid portion of the Termination Fee shall terminate three years from the date hereof, and any unpaid portion of the Termination Fee remaining in escrow three years from the date hereof shall be released to the Company and the escrow shall terminate at that time.

     Section 7.4 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Trust Managers of the Company and the Boards of Directors of Equity One at any time before or after adoption of this Agreement by the shareholders of the Company but, after any such shareholder approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Company's shareholders hereunder without the approval of the shareholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

     Section 7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the Board of Trust Managers of the Company and the Boards of Directors of Equity One, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   Article 8
                                 Miscellaneous

     Section 8.1 Survival of Representations and Warranties. The representations and warranties made in Articles 3 and 4 shall not survive beyond the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

     Section 8.2 Entire Agreement; Assignment. Except for the Confidentiality Agreement and the Disclosure Letter, this Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Equity One may assign any of its rights and obligations to any wholly-owned subsidiary of Equity One incorporated under the laws of a state of the United States the corporate laws of which provide for mergers of corporations of such state with a Texas real estate

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

investment trust, but no such assignment shall relieve Equity One, as the case may be, of its obligations hereunder.

     Section 8.3 Enforcement of the Agreement; Jurisdiction. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in Broward County, Florida, this being in addition to any other remedy to which they are entitled at law or in equity.

     The parties hereto consent and agree that the state or federal courts located in Broward County, Florida, shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement and each party hereto waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

     Section 8.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section 8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     if to Equity One:


          Equity One, Inc.
          1696 N.E. Miami Gardens Drive
          North Miami Beach, Florida 33179
          Attention:  Howard Sipzner

     with a copy to:

          Greenberg Traurig, P.A.
          1221 Brickell Avenue
          Miami, Florida 33146
          Attention:  Phillip J. Kushner

     if to the Company:


          United Investors Realty Trust
          5847 San Felipe, Suite 850
          Houston, Texas  77057
          Attention:  Robert W. Scharar

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

     with copies to:


          Andrews & Kurth L.L.P.
          600 Travis Street, Suite 4200
          Houston, Texas  77002
          Attention:  Robert V. Jewell

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (except with respect to matters relating to the Company that are governed by the REIT Act, as to which the REIT Act shall apply and with respect to matters relating to Equity One that are governed by the MGCL, as to which the MGCL shall apply) regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     Section 8.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 8.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 2.7 and 5.5 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by any such persons).

     Section 8.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 8.10 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except as provided expressly to the contrary herein.

     Section 8.11  Certain Definitions.

          (a) "business day" shall mean any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, New York are authorized or required by law or executive order to close;

          (b) "Environmental Law" means any law, regulation, decree, judgment, permit or authorization relating to the environment, including, without limitation, pollution, contamination, cleanup and protection of the environment;

          (c) "Environmental Liabilities and Costs" means all damages, penalties or clean-up costs assessed or levied pursuant to any Environmental Law;

          (d) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials (including naturally occurring radioactive materials), asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls,
(ii) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (iii) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries operates);

          (e) "knowledge" shall mean, with respect to any entity, the actual knowledge, after due inquiry, of the executive officers of such entity, provided, however, that the Company's knowledge shall also include the actual knowledge, after due inquiry, of the officers of FCA Corp.;

          (f) "Material Adverse Effect" shall mean any adverse change in the business, operations, prospects, financial condition or results of operations of the Company or Equity One, as applicable, and its subsidiaries that is material to the Company or Equity One, as applicable, and its subsidiaries taken as a whole, excluding any such adverse change that is due to events, occurrences, facts, conditions, changes, developments or effects which affect the economy or the Company's or Equity One's, as applicable, industry generally;

          (g) "Release" means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its subsidiaries;

          (h) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental authority or required under any Environmental Law, or voluntarily undertaken to (i) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (iv) bring the applicable party into compliance with any Environmental Law; and

          (i) "subsidiary" shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

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

     Section 8.12 Disclosure Letter. Disclosure of any matter in the Disclosure Letter or Equity One Disclosure Letter shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement.

     Section 8.13 Press Releases. Equity One and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, provided, however, that a party may issue a press release without such prior consultation if required by law or by obligations pursuant to the rules of NASDAQ and any other appropriate exchange.

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

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

                              EQUITY ONE, INC.


                                  /s/ Chaim Katzman
                              By:_________________________________________
                                  Chaim Katzman, Chairman of the Board and
                                  Chief Executive Officer


                              UNITED INVESTORS REALTY TRUST


                                  /s/ Robert W. Scharar
                              By:_________________________________________
                                  Robert W. Scharar
                                  President